As filed with the Securities and Exchange Commission on September 29, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

dMY Squared Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	88-0748933
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, Nevada	89144
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	NYSE American
Class A common stock, par value $0.0001 per share	NYSE American
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-267381

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

We are filing this amendment to our Form 8-A that was filed with the Securities and Exchange Commission on September 29, 2022 solely to amend the reference to the exchange on which the securities will be registered: the NYSE American. The information contained in this amendment to our Form 8-A is otherwise identical to the information contained in the original Form 8-A filing.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, shares of Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase shares of Class A common stock of dMY Squared Technology Group, Inc. (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-267381), originally filed with the U.S. Securities and Exchange Commission on September 12, 2022, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE American, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DMY SQUARED TECHNOLOGY GROUP, INC.

Date: September 29, 2022	By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Co-Chief Executive Officer and Chairman